CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-252565, No. 333-278837 and No. 333-286330 on Form S-8 of our report dated April 9, 2024, relating to the consolidated financial statements of Cognyte Software Ltd. appearing in this Annual Report on Form 20-F for the year ended January 31, 2026.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A firm in the Deloitte Global Network

Tel Aviv, Israel
March 25, 2026